UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 13, 2012

TRIPADVISOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35362	80-0743202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Needham Street

Newton, MA 02464

(Address of principal executive offices) (Zip code)

(617) 670-6300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

As previously disclosed, following the close of trading on the Nasdaq Stock Market on December 20, 2011, Expedia, Inc. (“Expedia”), a Delaware corporation, completed the spin-off (the “Spin-Off”) of TripAdvisor, Inc., a Delaware corporation (“TripAdvisor”) to Expedia stockholders. TripAdvisor consists of the domestic and international operations previously associated with Expedia’s TripAdvisor Media Group and is now a separately traded public company, trading under the symbol “TRIP” on The Nasdaq Global Select Market.

The supplemental historical financial information attached hereto as Exhibit 99.1, and incorporated by reference herein, presents certain historical financial metrics for TripAdvisor as a standalone public company for the fiscal years ended 2008, 2009, 2010 and the interim periods of 2010 and 2011 through September 30, 2011. Information contained in Exhibit 99.1 should be read in conjunction with, and as a supplement to, the information contained in the Registration Statement on Form S-4 (File No. 333-175828-1), as was declared effective by the Securities and Exchange Commission (“SEC”) on November 1, 2011, including, but not limited to “Management’s Discussion and Analysis of Results of Operations and Financial Condition”, “Risk Factors” and the financial statements and notes thereto.

TripAdvisor makes reference to non-GAAP financial measures, and includes information regarding such measures, in the supplemental historical financial information.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Supplemental Historical Financial Information of TripAdvisor, Inc. dated January 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

By:	/s/ JULIE M. B. BRADLEY
Julie M. B. Bradley
Chief Financial Officer

Dated: January 13, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Supplemental Historical Financial Information of TripAdvisor, Inc. dated January 13, 2012.